Exhibit 99.1

                iPayment Announces Results for First Quarter 2006

    NASHVILLE, Tenn.--(BUSINESS WIRE)--May 15, 2006--iPayment, Inc. today announced financial results for the first quarter ended March 31, 2006. Revenues increased to $170,901,000 for the first quarter of 2006 from $163,363,000 for the first quarter of 2005. Revenues, net of interchange, were $72,788,000 for the first quarter of 2006 compared with $66,509,000 for the first quarter of 2005. Net income was $7,622,000 for the first quarter of 2006, up from $6,872,000 for the first quarter of 2005, while adjusted EBITDA increased to $25,448,000 from $23,729,000. Please see footnote (2) of the following tables for a reconciliation of EBITDA and adjusted EBITDA to net income. Results for the first quarter of 2006 included other expense of $878,000, principally related to the previously announced work of the Special Committee of the Board of Directors, and $579,000 of stock-based compensation, included in selling, general and administrative expenses, related to the adoption of FAS 123R on January 1, 2006. Adjusted EBITDA excludes these amounts.
    iPayment does not intend to hold a conference call to discuss its first-quarter results, having recently completed its road show related to its offering of Senior Subordinated Notes.
    iPayment, Inc. is a provider of credit and debit card-based payment processing services to approximately 140,000 small merchants across the United States. iPayment's payment processing services enable merchants to process both traditional card-present, or "swipe," transactions, as well as card-not-present transactions, including transactions over the internet or by mail, fax or telephone.

    Information in this press release may contain "forward-looking statements" about iPayment, Inc. These statements involve risks and uncertainties and are not guarantees of future results, performance or achievements, and actual results, performance or achievements could differ materially from the Company's current expectations as a result of numerous factors, including but not limited to the following: acquisitions; liability for merchant chargebacks; restrictive covenants governing the Company's indebtedness; actions taken by its bank sponsors; migration of merchant portfolios to new bank sponsors; the Company's reliance on card payment processors and on independent sales organizations; changes in interchange fees; risks associated with the unauthorized disclosure of data; imposition of taxes on Internet transactions; actions by the Company's competitors; and risks related to the integration of companies and merchant portfolios the Company has acquired or may acquire. These and other risks are more fully disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K for 2005. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.


                            iPayment, Inc.
                         Financial Highlights
                            (in thousands)

Consolidated Income Statements            Three months ended March 31,
                                         -----------------------------
                                               2006              2005
                                         --------------- -------------
                                           (Unaudited)     (Unaudited)
Revenues                                  $     170,901   $   163,363

Interchange                                      98,113        96,854
Other costs of services                          53,350        49,342
Selling, general and administrative (1)           4,620         3,524
                                         --------------- -------------
  Total operating expenses                      156,083       149,720
                                         --------------- -------------
Income from operations                           14,818        13,643
Other expense:
  Interest expense, net                           1,848         2,297
  Other                                             878            81
                                         --------------- -------------
Income before income taxes and minority
 interest                                        12,092        11,265
Income tax provision                              4,818         4,393
Minority interest in equity of
 consolidated subsidiaries                          348             -
                                         --------------- -------------
Net income                                $       7,622   $     6,872
                                         =============== =============


(1) - Q1-06 includes $579,000 of stock-based compensation due to the adoption of FAS 123R on January 1, 2006.


Other Data:
  EBITDA (2)                              $      23,991   $    23,648
  Adjusted EBITDA (2)                     $      25,448   $    23,729


                            iPayment, Inc.
                         Financial Highlights
                             (continued)


(2) EBITDA is defiined as net income (loss) before (i) depreciation and amortization, (ii) interest expense, and (iii) provision for income taxes (benefit). Adjusted EBITDA excludes certain additional items. We consider EBITDA and adjusted EBITDA to be important indicators of the performance of our business. We have included these non-GAAP financial measures because they provide management with important information for assessing our performance and as indicators of our ability to service or incur indebtedness, make capital expenditures and finance working capital requirements. EBITDA and adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Other companies in our industry may calculate EBITDA and adjusted EBITDA differently than we do and EBITDA and adjusted EBITDA may not be comparable with similarly titled measures reported by other companies. The reconciliation of net income (loss) under GAAP to EBITDA and adjusted EBITDA is as follows (dollars in thousands):

                                          Three months ended March 31,
                                         -----------------------------
                                              2006           2005
                                         -------------- --------------
                                           (Unaudited)    (Unaudited)
   Net Income                             $      7,622   $      6,872
   Interest expense, net                         1,848          2,297
   Income tax provision                          4,818          4,393
   Depreciation and amortization                 9,703         10,086
                                         -------------- --------------
     EBITDA                                     23,991         23,648
   Stock-based compensation (a)                    579              -
   Other expense (b)                               878             81
                                         -------------- --------------
     Adjusted EBITDA                      $     25,448   $     23,729
                                         ============== ==============


(a) Represents compensation expense related to stock options granted to employees recognized due to the adoption of FAS 123R on January 1, 2006.

(b) Represents certain expenses of the Company primarily related to the merger transaction.


                            iPayment, Inc.
                      Consolidated Balance Sheets
                            (in thousands)

                                             March 31,    December 31
Assets                                          2006          2005
                                           ------------- -------------
                                            (Unaudited)
Current assets:
  Cash and cash equivalents                 $       210   $     1,023
  Accounts receivable, net                       19,961        22,718
  Prepaid expenses and other                      2,965         2,549
                                           ------------- -------------
    Total current assets                         23,136        26,290

Restricted cash                                   2,047         3,090
Property and equipment, net                       3,164         2,907
Intangible assets, net                          183,555       192,343
Goodwill, net                                   105,584       105,178
Deferred tax assets                               7,243         5,757
Other assets                                      5,189         5,416
                                           ------------- -------------
  Total assets                              $   329,918   $   340,981
                                           ============= =============

Liabilities and stockholders' equity

Current liabilities:
  Accounts payable                          $     5,179   $     1,697
  Income taxes payable                            4,248         4,697
  Accrued liabilities and other                  11,772        24,575
                                           ------------- -------------
    Total current liabilities                    21,199        30,969

Minority interest in equity of
 consolidated subsidiaries                          250           431
Long-term debt                                   90,308       100,228
                                           ------------- -------------
  Total liabilities                             111,757       131,628
                                           ------------- -------------

Stockholders' equity:
  Common stock                                  156,936       155,870
  Deferred compensation                          (3,293)       (3,413)
  Retained earnings (deficit)                    64,518        56,896
                                           ------------- -------------
    Total stockholders' equity                  218,161       209,353
                                           ------------- -------------
  Total liabilities and stockholders'
   equity                                   $   329,918   $   340,981
                                           ============= =============


                            iPayment, Inc.
                Consolidated Statements of Cash Flows
                            (in thousands)

                                          Three months ended March 31,
                                         -----------------------------
                                              2006           2005
                                         -------------- --------------
 Cash flows from operating activities:     (Unaudited)    (Unaudited)
   Net income                             $      7,622   $      6,872
   Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation and amortization                9,703         10,086
    Stock-based compensation                       579              -
    Noncash interest expense                       252            249
    Changes in assets and liabilities:
     Accounts receivable                         2,757           (299)
     Prepaid expenses and other current
      assets                                      (422)          (556)
     Other assets                               (1,508)          (395)
     Accounts payable and income taxes
      payable                                    3,195          1,137
     Accrued liabilities and other              (3,884)        (2,576)
                                         -------------- --------------
   Net cash provided by operating
    activities                                  18,294         14,518
                                         -------------- --------------

Cash flows from investing activities:
   Changes in restricted cash                    1,043            716
   Expenditures for property and
    equipment                                     (495)          (443)
   Acquisitions of businesses,
    portfolios and other intangibles              (524)       (16,556)
   Payments related to businesses
    previously acquired                         (9,500)             -
                                         -------------- --------------
   Net cash (used in) provided by
    investing activities                        (9,476)       (16,283)
                                         -------------- --------------

Cash flows from financing activities:
   Net (repayments) borrowings on line
    of credit                                   (9,900)         1,000
   Repayments of debt and capital lease
    obligations                                    (20)             -
   Proceeds from issuance of common
    stock                                          289            901
                                         -------------- --------------
   Net cash provided by (used in)
    financing activities                        (9,631)         1,901
                                         -------------- --------------

Net increase (decrease) in cash                   (813)           136
Cash and cash equivalents at beginning
 of period                                       1,023            888
                                         -------------- --------------

Cash and cash equivalents at end of
 period                                   $        210   $      1,024
                                         ============== ==============



    CONTACT: iPayment, Inc., Nashville
             Clay Whitson, 615-665-1858, Ext. 115